October 2020 MSELN-450-C Registration Statement No. 333-227001 PRICING SUPPLEMENT Dated October 1, 2020 Filed Pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

$10,000,000
Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities
Buffered Income Auto-Callable Securities with Downside Leverage do not guarantee the repayment of principal. The securities offer the opportunity for investors to earn an interest payment on each interest payment date on which the securities are outstanding, in exchange for potentially receiving shares of the underlying stock at maturity, the value of which is expected to be worth less than the principal amount. If the determination closing price (as defined below) of the underlying stock is equal to or greater than the redemption threshold level on any determination date (other than the final determination date), the securities will be redeemed early on the corresponding interest payment date for an amount per security equal to the principal amount plus the applicable interest payment. If the determination closing price of the underlying stock is less than the redemption threshold level on any determination date (other than the final determination date), the securities will not be redeemed early and investors will receive the interest payment on the corresponding interest payment date. If the securities are not redeemed early and the final share price on the final determination date (the “final share price”) is equal to or greater than the downside threshold level, investors will receive on the maturity date an amount per security equal to the principal amount plus the final interest payment. If, however, the securities are not redeemed early and the final share price is less than the downside threshold level, investors will receive per security a number of shares of the underlying stock equal to the quotient, rounded to 4 decimal places, of the principal amount divided by the downside threshold level (the “exchange ratio”), the value of which is expected to be worth less than the principal amount, and could be zero. Investors in the securities will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Royal Bank of Canada, issued as part of Royal Bank of Canada’s Series H Senior Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Royal Bank of Canada.
SUMMARY TERMS
Issuer:	Royal Bank of Canada
Underlying stock:	Common stock of CVS Health Corporation (Bloomberg symbol: “CVS UN”)
Aggregate principal amount:	$10,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 1, 2020
Original issue date:	October 6, 2020
Maturity date:	October 6, 2021, subject to adjustment as described in “Additional Information About the Securities” below.
Early redemption:
If, on any of the first 11 determination dates, the determination closing price of the underlying stock is greater than or equal to the redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the interest payment date following the related determination date. No further payments will be made on the securities once they have been redeemed.

Redemption threshold level:	100% of the initial share price
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the interest payment with respect to the related interest payment date.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on that determination date
Interest payment:
On each monthly interest payment date, we will pay an interest payment of $8.1667 (equivalent to approximately 9.80% per annum of the stated principal amount) per security, unless the securities are previously redeemed early.

Determination dates:
November 2, 2020, December 1, 2020, January 4, 2021, February 1, 2021, March 1, 2021, April 1, 2021, May 3, 2021, June 1, 2021, July 1, 2021, August 2, 2021, September 1, 2021 and October 1, 2021, subject to postponement for non-trading days and certain market disruption events as described in “Additional Information About the Securities” below.  We also refer to October 1, 2021 as the final determination date.

Interest payment dates:
With respect to each determination date other than the final determination date, the third business day after the related determination date. The final interest payment will be paid on the maturity date.

Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the interest payment with respect to the maturity date
• If the final share price is less than the downside threshold level:
(i) a number of shares of the underlying stock equal to the exchange ratio, and the cash value in lieu of any fractional shares included in the exchange ratio plus (ii) the interest payment with respect to the maturity date

Exchange ratio:	For each $1,000 in principal amount of the securities, the quotient, rounded to 4 decimal places, of $1,000 divided by the downside threshold level
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Downside threshold level:	$49.64, which is equal to 85% of the initial share price
Initial share price:	$58.40, which is the closing price of the underlying stock on September 30, 2020
Final share price:	The closing price of the underlying stock on the final determination date times the adjustment factor on that date
CUSIP/ISIN:	78013GYJ8 / US78013GYJ83
Listing:	The securities will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1(1)
		$1(2)	$998
Total	$10,000,000	$10,000
		$10,000	$9,980,000
(1) RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $2 per $1,000 stated principal amount and will pay to Morgan Stanley Wealth Management (“MSWM”) a fixed sales commission of $1 for each security that MSWM sells.  See “Supplemental information regarding plan of distribution; conflicts of interest.”
(2) Of the amount per $1,000 stated principal amount received by RBCCM, acting as agent for Royal Bank of Canada, RBCCM will pay MSWM a structuring fee of $1 for each security.
The initial estimated value of the securities as of the pricing date was $991.71 per $1,000 in principal amount, which is less than the price to public. The actual value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality. The securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.
Prospectus Supplement dated September 7, 2018
Prospectus dated September 7, 2018

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

Investment Summary
The securities provide an opportunity for investors to earn an interest payment, which is an amount equal to $8.1667 (equivalent to approximately 9.80% per annum of the stated principal amount) per security, on each monthly interest payment date on which the securities are outstanding.
If the determination closing price is equal to or greater than the redemption threshold level on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the interest payment for the related interest payment date. If the securities have not previously been redeemed early and the final share price is equal to or greater than 85% of the initial share price, which we refer to as the downside threshold level, the payment at maturity will be the sum of (i) the stated principal amount and (ii) the interest payment with respect to the maturity date. If, however, the securities are not redeemed early and the final share price is less than the downside threshold level, investors will receive for each security a number of shares of the underlying stock equal to the exchange ratio, which will be equal to the quotient, rounded to 4 decimal places, of (i) the stated principal amount divided by (ii) downside threshold level. The value of these shares is expected to be worth less than the stated principal amount and could be zero. Any fractional share included in the exchange ratio will be paid in cash at an amount equal to the product of the fractional share and the final share price.
Investors in the securities must be willing to accept the risk of receiving shares of the underlying stock that are expected to be worth less than the principal amount, and investors could even lose all of their initial investment. In addition, investors will not participate in any appreciation of the underlying stock.

October 2020	Page 2

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

Key Investment Rationale
The securities offer the opportunity for investors to earn an interest payment equal to $8.1667 (equivalent to approximately 9.80% per annum of the stated principal amount) per security on each monthly interest payment date on which the securities are outstanding. Payments or deliveries on the securities will vary depending on the determination closing price or final share price of the underlying stock on each determination date and/or the final determination date, respectively, as follows:
Scenario 1
On any of the first 11 determination dates, the determination closing price is greater than or equal to the redemption threshold level.
◾    The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the interest payment with respect to the related interest payment date.
◾    Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold level.
◾    The payment due at maturity will be (i) the stated principal amount plus (ii) the interest payment with respect to the maturity date.
◾    Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level.
◾    At maturity, investors will receive for each security a number of shares of the underlying stock equal to the exchange ratio, which will be equal to the quotient of (i) the stated principal amount divided by (ii) the downside threshold level. Any fractional share included in the exchange ratio will be paid in cash at an amount equal to the product of the fractional share multiplied by the final share price.
◾    Investors will lose some, and may even lose all, of their principal amount in this scenario.

October 2020	Page 3

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price and (2) the final share price.
Diagram #1: First 11 Determination Dates
Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

October 2020	Page 4

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

Hypothetical Examples
The examples below are based on the following terms:
Hypothetical Initial Share Price:	$100.00
Hypothetical Downside Threshold Level:	$85.00, which is 85% of the hypothetical initial share price
Hypothetical Adjustment Factor:	1.0
Hypothetical Exchange Ratio:*	11.7647
Interest payment:	$8.1667 (approximately 0.81667% of the stated principal amount, or 9.80% per annum)
Stated Principal Amount:	$1,000 per security
Redemption Threshold Level:	$100.00, which is equal to 100% of the hypothetical initial share price
* Equal to the quotient, rounded to 4 decimal places, of (i) the stated principal amount divided by (ii) the hypothetical downside threshold level. If you receive a number of shares of the underlying stock equal to the exchange ratio at maturity, any fractional shares included in the exchange ratio will be paid in cash in an amount equal to the product of the fractional share and the final share price.
In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is equal to or greater than the hypothetical redemption threshold level on one of the determination dates (other than the final determination date). Because the determination closing price is equal to or greater than the redemption threshold level on one of the determination dates (other than the final determination date), the securities are redeemed early on the interest payment date corresponding to the relevant determination date. In Examples 3 and 4, the determination closing price of the underlying stock on each of the determination dates (other than the final determination date) is less than the redemption threshold level, and, consequently, the securities are not redeemed early and remain outstanding until maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Determination Closing Price	Interest Payment	Early Redemption Amount*	Hypothetical Determination Closing Price	Interest Payment	Early Redemption Amount
#1	$130.00	__*	$1,008.1667	$94.00	$8.1667	N/A
#2	N/A	N/A	N/A	$96.00	$8.1667	N/A
#3	N/A	N/A	N/A	$120.00	__*	$1,008.1667
#4	N/A	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A	N/A
#10	N/A	N/A	N/A	N/A	N/A	N/A
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

*
The early redemption amount includes the unpaid interest payment with respect to the interest payment date corresponding to the determination date on which the determination closing price is equal to or greater than the redemption threshold level, and the securities are redeemed early as a result.

October 2020	Page 5

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

In Example 1, the securities are redeemed early on the interest payment date corresponding to the first determination date because the determination closing price of the underlying stock on that determination date is equal to or greater than the redemption threshold level. You receive the early redemption amount on such interest payment date, calculated as follows:
Stated Principal Amount + Interest Payment = $1,000 + $8.1667 = $1,008.1667
In this example, the early redemption feature limits the term of your investment to approximately 1 month, and you may not be able to reinvest at comparable terms or returns. In addition, although the underlying stock has appreciated by 30% from its initial share price on the first determination date, you do not benefit from that appreciation. If the securities are redeemed early, you will stop receiving interest payments. Your total return per security in this example is $1,008.1667 (a 0.81667% total return on the securities).
In Example 2, the securities are redeemed early on the interest payment date corresponding to the third determination date as the determination closing price on that determination date is equal to or greater than the redemption threshold level. You receive the early redemption amount on that interest payment date, calculated as follows:
Stated Principal Amount + Interest Payment = $1,000 + $8.1667 = $1,008.1667
In this example, the early redemption feature limits the term of your investment to approximately 3 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving interest payments. Further, although the underlying stock has appreciated by 20% from its initial share price on the third determination date, you will receive only $1,008.1667 per security, and you do not benefit from that appreciation. When added to the interest payments of $16.3334 received in respect of the prior interest payment dates, we will have paid you a total of approximately $1,024.5001 per security, for an approximately 24.50% total return on the securities.
	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Interest Payment	Early Redemption Amount	Hypothetical Closing Price	Interest Payment	Early Redemption Amount
#1	$99.00	$8.1667	N/A	$99.00	$8.1667	N/A
#2	$91.00	$8.1667	N/A	$91.00	$8.1667	N/A
#3	$86.00	$8.1667	N/A	$86.00	$8.1667	N/A
#4	$87.60	$8.1667	N/A	$87.60	$8.1667	N/A
#5	$86.00	$8.1667	N/A	$86.00	$8.1667	N/A
#6	$90.00	$8.1667	N/A	$90.00	$8.1667	N/A
#7	$87.80	$8.1667	N/A	$87.80	$8.1667	N/A
#8	$88.50	$8.1667	N/A	$88.50	$8.1667	N/A
#9	$89.80	$8.1667	N/A	$89.80	$8.1667	N/A
#10	$86.00	$8.1667	N/A	$86.00	$8.1667	N/A
#11	$90.20	$8.1667	N/A	$90.20	$8.1667	N/A
Final Determination Date	$52.00	__*	N/A	$90.00	__*	N/A
Payment at Maturity	$658.1667**			$1,008.1667
*	Includes the final interest payment of $8.1667 that will be paid at maturity.
**
Represents (i) the approximate cash value of the exchange ratio as of the final determination date, plus (ii) the interest payment with respect to the maturity date. Because the securities are physically settled, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the underlying stock on the maturity date

October 2020	Page 6

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
▪
In Example 3, the determination closing price of the underlying stock remains less than the redemption threshold level on each determination date, including the final determination date. As a result, the securities remain outstanding until maturity and, because the final share price is less than the downside threshold level, investors will receive at maturity shares of the underlying stock, and an amount in cash equal to the product of the fractional share and the final share price, calculated as follows:

Exchange Ratio = $611.7644* = $52.00 x 11.7647 shares
Payment at Maturity = Exchange Ratio + Interest Payment
Payment at Maturity = $611.7644* + 8.1667 = $619.9311
* Represents the approximate cash value of the exchange ratio as of the final determination date. Because the securities are physically settled, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the underlying stock on the maturity date.
In this example, your payment at maturity is significantly less than the stated principal amount. As represented by the exchange ratio, on the maturity date you will receive 11.7647 shares of the underlying stock (including an amount in cash equal to the product of the fractional share and the final share price).The value of the shares as of the final determination date plus the interest payment with respect to the maturity date equals approximately $619.9311. When added to the interest payments of $89.8337 received in respect to the prior interest payment dates, the value as of the final determination date of the shares you receive at maturity and the aggregate amount of the interest payments on the securities is approximately $709.7648 (an approximately 29.02% loss on the securities). The value of the shares received as of the maturity date and the total return on the securities at that time will depend on the closing price of the underlying stock on the maturity date.
▪
In Example 4, the determination closing price of the underlying stock is less than the redemption threshold level on each determination date prior to the final determination date and, as a result, the securities remain outstanding until maturity. On the final determination date, although the final share price is less than the initial share price, the final share price is equal to or greater than the downside threshold level; therefore, you will receive the stated principal amount plus the interest payment with respect to the maturity date. Your payment at maturity is calculated as follows:

$1,000 + $8.1667 = $1,008.1667
In this example, although the final share price represents a 10% decline from the initial share price, the final share price is equal to or greater than the downside threshold level; therefore, you receive at maturity the stated principal amount per security plus the final interest payment, equal to $1,008.1667 per security. When added to the interest payments of $89.8337 received in respect to the prior interest payment dates, we will have paid you a total of approximately $1,098 (a 9.80% total return on the securities).
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full amount of your initial investment. In exchange for receiving an interest payment on each interest payment date on which the securities are outstanding, you are accepting the risk of receiving at maturity a number of shares of the underlying stock. If the securities are not automatically redeemed early and the final share price is less than the downside threshold level, you will receive per security a number of shares of the underlying stock, the value of which is expected to be worth less than the stated principal amount, and you could even lose all of your initial investment.

October 2020	Page 7

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.
◾
The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, and you will receive for each security that you hold at maturity a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor. The value of those shares will be less than the stated principal amount, and could be zero. For example, because the downside threshold is 85% of the initial share price, if the final share price is 50% of the initial share price, you will lose approximately 41.18% of the principal amount (based on the value of the exchange ratio on the final determination date).

Additionally, if the securities are not redeemed early and the final share price is less than the downside threshold level, any decrease in the price of the underlying stock during the period between the final determination date and the maturity date will further reduce the value of the shares that you will receive at maturity, and reduce your return.
◾
The potential contingent repayment of principal represented by the downside threshold level applies only at maturity. You should be willing to hold the securities until maturity. Additionally, if the securities are not redeemed, at maturity, you will receive the stated principal amount only if the final share price is greater than or equal to the downside threshold level. If you are able to sell the securities prior to maturity, you may have to sell them for a loss relative to the principal amount, even if the price of the underlying stock is at or above the downside threshold level.

◾
Your return on the securities may be lower than the return on a conventional debt security of comparable maturity. The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments. The overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

◾
Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the interest payments on the securities. The payment at maturity will not exceed the principal amount plus the final interest payment.

◾
The automatic early redemption feature may limit the term of your investment to approximately one month. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately one month by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more interest payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

◾
The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which RBCCM may be willing to purchase or sell the securities in the secondary market. Although we expect that generally, the closing price of the underlying stock on any day may affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

◾	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock;
◾	dividend rates on the underlying stock;
◾	interest and yield rates in the market;
◾	the time remaining until the securities mature;
◾	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock;
◾	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor; and
◾	any actual or anticipated changes in our credit ratings or credit spreads.

October 2020	Page 8

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “The Underlying Stock” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.
◾
The securities are subject to the credit risk of Royal Bank of Canada, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities on each interest payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Royal Bank of Canada. If Royal Bank of Canada defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Royal Bank of Canada’s creditworthiness. Any actual or anticipated decline in Royal Bank of Canada’s credit ratings or increase in the credit spreads charged by the market for taking Royal Bank of Canada credit risk is likely to adversely affect the market value of the securities.

◾
If the price of the shares of the underlying stock changes, the market value of the securities may not change in the same manner. Owning the securities is not the same as owning shares of the underlying stock. Accordingly, changes in the price of the underlying stock may not result in a comparable change of the market value of the securities. If the closing price of one share of the underlying stock on any trading day increases above the initial share price or the downside threshold level, the value of the securities may not increase in a comparable manner, if at all. It is possible for the price of the shares of the underlying stock to increase while the value of the securities declines.

◾
Investing in the securities is not equivalent to investing in the underlying stock. Unless and until you receive shares of the underlying stock at maturity, you will not, as a holder of the securities, have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

◾
No affiliation with the underlying company. The underlying company is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying company in connection with this offering.

◾
We or our affiliates may have adverse economic interests to the holders of the securities. RBCCM and other affiliates of ours may trade the shares of the underlying stock and other financial instruments related to the underlying stock on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the underlying stock and, accordingly, could affect the value of the securities and the amounts, if any, payable at maturity.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on that hedge. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of each determination date, which could have an impact on the return of your securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.
◾
We may engage in business with or involving the underlying company without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying company without regard to your interests and thus may acquire non-public information about the underlying company Neither we nor any of our affiliates undertakes to disclose any of that information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying company, which may or may not recommend that investors buy or hold the underlying stock.

◾
The historical performance of the underlying stock should not be taken as an indication of its future performance. The price of the underlying stock will determine the amount to be paid on the securities at maturity, and whether they will be redeemed prior to maturity. The historical performance of the underlying stock does not give an indication of its future performance. As a result, it is impossible to predict whether the price of the underlying stock will rise or fall during the term of the securities. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors. The value of the underlying stock may decrease such that you may not receive any return of your investment at maturity. There can be no assurance that the price of the underlying stock will not decrease so that at maturity you will not lose some or all of your investment.

October 2020	Page 9

Buffered Income Auto-Callable Securities with Downside Leverage due October 6, 2021
With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

◾
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. RBCCM, as calculation agent, will adjust the amount adjustment factor for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the underlying company, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the underlying company or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

◾
The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. RBCCM may, but is not obligated to, make a market in the securities, and, if it chooses to do so at any time, it may cease doing so. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to transact. If, at any time, RBCCM were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

◾
The initial estimated value of the securities is less than the price to the public. The initial estimated value that is set forth on the cover page of this pricing supplement does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the price of the underlying stock, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the agent’s commissions and the estimated costs relating to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent’s commissions and the hedging costs relating to the securities. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary price will be less than if the internal funding rate was used. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

◾
Our initial estimated value of the securities is an estimate only, calculated as of the pricing date. The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. See “Additional Information About the Securities—Structuring the securities” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your securities.
◾
The securities are not designed to be short-term trading instruments. The price at which you will be able to sell the securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing price of one share of the underlying stock has appreciated since the date that the initial share price was determined. In addition, you may receive less, and possibly significantly

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Principal at Risk Securities

less, than the stated principal amount of your securities if you try to sell your securities prior to the maturity date, and you will not receive the benefit of any contingent repayment of principal represented by the downside threshold level.
◾
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities. One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. Some of our subsidiaries also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date that the initial share price was determined could potentially have increased the initial share price, and, as a result, the downside threshold level, which is the price at or above which the underlying stock must close on the final determination date in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates, and, accordingly, whether the securities are automatically called prior to maturity, and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

◾
You must rely on your own evaluation of the merits of an investment linked to the underlying stock. In the ordinary course of their business, our affiliates may have expressed views on expected movement in the underlying stock, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to the underlying stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the underlying stock from multiple sources, and you should not rely solely on views expressed by our affiliates.

◾
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. Our wholly owned subsidiary, RBCCM, will serve as the calculation agent. As calculation agent, RBCCM determined the initial share price, the redemption threshold level and the downside threshold level, and will determine the final share price, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic early redemption or at maturity, if any. Any of these determinations made by RBCCM, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you on the securities.

◾
We will not hold any shares of the underlying stock for your benefit. The indenture and the terms governing the securities do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any shares of the underlying stock that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any such shares for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

◾
Significant aspects of the income tax treatment of an investment in the securities are uncertain. The tax treatment of an investment in the securities is uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”) or the Canada Revenue Agency regarding the tax treatment of an investment in the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this document. Although the U.S. federal income tax treatment of the interest payments is uncertain, we intend to take the position that the interest payments constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting.

The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “U.S. tax considerations” in this document, the section “Tax Consequences — United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the material Canadian federal income tax consequences of investing in the securities, please see the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus. If you are a not a Non-resident Holder (as that term is defined in “Tax Consequences — Canadian Taxation” in the accompanying prospectus) or if you acquire the securities in the secondary market, you should consult your tax advisors as to the

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Principal at Risk Securities

consequences of acquiring, holding and disposing of the securities and receiving the payments that may be due under the securities.
◾
A 30% U.S. federal withholding tax may be withheld on interest payments paid to non-U.S. holders. While the U.S. federal income tax treatment of the securities (including proper characterization of the interest payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the interest payments paid to a non-U.S. holder, subject to compliance by such non-U.S. holder with the certification necessary to establish a reduction or exemption from withholding (which generally may be made on a Form W-8BEN or W-8BEN-E, or other applicable form). We will not pay any additional amounts in respect of such withholding.

Please read carefully the section entitled “U.S. tax considerations” in this document, the section “Tax Consequences – United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

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With the Payment at Maturity Subject to the Performance of the Common Stock of CVS Health Corporation
Principal at Risk Securities

The Underlying Stock
CVS Health Corporation is a pharmacy health care provider. The company’s offerings include pharmacy benefit management services; mail order, retail and specialty pharmacy; disease management programs; and retail clinics.
The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the underlying company under the Securities Exchange Act can be located by reference to the SEC CIK number 64803 through the website at www.sec.gov. In addition, information regarding the underlying company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the underlying company is accurate or complete.
Information as of market close on September 30, 2020:
Bloomberg Ticker Symbol:	CVS	52 Weeks Ago:	$61.50
Exchange:	NYSE	52 Week High (on 11/25/2019):	$76.58
Current Stock Price:	$58.40	52 Week Low (on 3/16/20):	$52.30

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Principal at Risk Securities

The table below sets forth the published high and low closing prices of the underlying stock for each quarter from January 1, 2015 through September 30, 2020. The graph below sets forth the daily closing prices of the underlying stock for that period. We obtained the information below from Bloomberg L.P., without independent verification. You should not take the historical performance of the underlying stock as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

CVS Health Corporation CUSIP - 126650100	High ($)	Low ($)

2015
First Quarter	$104.56	$94.16
Second Quarter	$106.47	$98.74
Third Quarter	$113.45	$95.12
Fourth Quarter	$105.29	$91.56
2016
First Quarter	$104.05	$89.65
Second Quarter	$106.10	$93.21
Third Quarter	$98.06	$88.99
Fourth Quarter	$88.80	$73.53
2017
First Quarter	$83.92	$74.80
Second Quarter	$82.79	$75.95
Third Quarter	$83.31	$75.35
Fourth Quarter	$80.91	$66.80
2018
First Quarter	$83.63	$60.60
Second Quarter	$72.18	$60.71
Third Quarter	$79.59	$63.78
Fourth Quarter	$80.80	$62.92
2019
First Quarter	$83.63	$60.60
Second Quarter	$72.18	$60.71
Third Quarter	$79.59	$63.78
Fourth Quarter	$80.80	$62.92
2020
First Quarter	$76.05	$52.30
Second Quarter	$70.62	$55.41
Third Quarter (through September 30, 2020)	$65.71	$56.71

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Principal at Risk Securities

Common Stock of CVS Health Corporation – Historical Closing Prices January 1, 2015 to September 30, 2020

120
100
80
60
40
20
0
Closing Prices ($)
Jan-15
Jan-16
Jan-17
Jan-18
Jan-19
Jan-20
Date

* The red solid line indicates the downside threshold level, based on the initial share price of $58.40, which was the closing price of the underlying stock on September 30, 2020.
This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of the underlying company.  We have derived all disclosures contained in this document regarding the underlying company’s stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of those documents or made any due diligence inquiry with respect to the underlying company.  Neither we nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the underlying company is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we determined the initial share price) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying company could affect the value received at maturity with respect to the securities and therefore the value of the securities.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Principal at Risk Securities

Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Closing Price:
The “closing price” for the underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:
(i)           if the underlying stock (or any such other security) is listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Exchange Act, on which the underlying stock (or any such other security) is listed,
(ii)          if the underlying stock (or any such other security) is a security of the Nasdaq, the official closing price published by the Nasdaq on such day, or
(iii)        if the underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.
If the underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the Nasdaq, as applicable, is not available under the preceding sentence, then the closing price for one share of the underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on that day. If a market disruption event (as defined below) occurs with respect to the underlying stock (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the underlying stock (or any such other security) is not available under either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for that trading day obtained from as many recognized dealers in that security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM and its successors or any of its affiliates may be included in the calculation of that mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service.

Record date:
The record date for each interest payment date shall be the date one business day prior to such scheduled interest payment date; provided, however, that any interest payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Postponement of determination dates:
In the calculation of the determination closing prices and the final share price, the calculation agent will take into account market disruption events and non-trading days as follows:
If any scheduled determination date is not a trading day or if there is a market disruption event on that date, the determination date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding the scheduled determination date, then (i) that fifth succeeding trading day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on that date and (ii) with respect to any that fifth trading day on which a market disruption event occurs, the calculation agent will determine the determination closing price or the final share price, as applicable, of the underlying stock on that fifth trading day based on the mean of the bid prices for the underlying stock for that date obtained from as many recognized dealers in that security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM or any of its affiliates may be included in the calculation of the mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price or the final share price, as applicable, will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

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Principal at Risk Securities

Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed.

Trading day:
“Trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption events:
“Market disruption event” means:
(a) a suspension, absence or material limitation of trading of the underlying stock on its primary market for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying stock as a result of which the reported trading prices for the underlying stock during the last one-half hour preceding the close of the principal trading session in that market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and
(b) a determination by the calculation agent in its sole discretion that any event described in clauses (a) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.
For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying stock by the primary securities market trading in such contracts by reason of (i) a price change exceeding limits set by that securities exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Antidilution adjustments:
1. If the underlying stock is subject to a stock split or reverse stock split, then once the split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in the stock split or reverse stock split with respect to one share of the underlying stock.
2. If the underlying stock is subject (i) to a stock dividend (issuance of additional shares of underlying stock) that is given ratably to all holders of the underlying stock or (ii) to a distribution of shares of the underlying stock as a result of the triggering of any provision of the corporate charter of the underlying company, then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the underlying stock and (ii) the prior adjustment factor.
3. If the underlying company issues rights or warrants to all holders of the underlying stock to subscribe for or purchase the underlying stock at an exercise price per share less than the closing price of the underlying stock on both (i) the date the exercise price of the rights or warrants is determined and (ii) the expiration date of the rights or warrants, and if the expiration date of the rights or warrants precedes the maturity date of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of the

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underlying stock offered for subscription or purchase under the rights or warrants and the denominator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of the underlying stock which the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase under the rights or warrants would purchase at the closing price on the expiration date of the rights or warrants, which will be determined by multiplying the total number of shares offered by the exercise price of the rights or warrants and dividing the product so obtained by the closing price.
4. There will be no adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and “Extraordinary Dividends” as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an “Extraordinary Dividend” if that cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of the Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the underlying stock, the adjustment factor with respect to the underlying stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the underlying stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend will cause an adjustment to the adjustment factor only under clause (i), (iv) or (v) of paragraph 5, as applicable.
5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock or similar security by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than under clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:
•         Upon any determination date following the effective date of a reorganization event and prior to the final determination date: if the exchange property value (as defined below) is greater than or equal to the redemption threshold level, the securities will be automatically redeemed for the early redemption payment.
•         Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity in addition to the final interest payment equal to:
➢      If the exchange property value on the final determination date is greater than or equal to the downside threshold level: the stated principal amount.
➢      If the exchange property value on the final determination date is less than the downside threshold level: the securities, cash or any other assets distributed to holders of the underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying stock, (B) in the case of a spin-off event, the share of the underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the underlying stock

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continues to be held by the holders receiving such distribution, the underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor, each determined at the time of the reorganization event, or, at our sole option, the cash value of the exchange property as of the final determination date.
In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.
For purposes of determining whether or not the exchange property value is less than the redemption threshold level or less than the downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of the cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of the exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of the reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of the security multiplied by the quantity of the security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.
For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.
Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this document with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of the exchange property, unless the context otherwise requires.
No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.
No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.
The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in this section, and its determinations and calculations will be conclusive in the absence of manifest error.
The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made under paragraph 5 above upon written request by any investor in the securities.

Alternate exchange calculation in the case of an event of default:
In case an event of default with respect to the securities shall have occurred and be continuing, the amount of cash and/or shares of the underlying stock (or any exchange property) declared due and payable per security upon any acceleration of the securities (the “Acceleration Amount”) shall be determined by the calculation agent and will be an amount of cash and/or shares of the underlying stock (or any exchange property) equal to the payment at maturity calculated as if the date of acceleration were the final determination date; we will also pay accrued and unpaid interest, calculated on a 30/360 basis.
If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on

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which notice the trustee may conclusively rely, and to DTC of the Acceleration Amount and the amount of cash and/or securities due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:
RBCCM. The calculation agent will make all determinations regarding the securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Additional amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:
(i)                   with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)                 who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;
(iii)            who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);
(iv)            who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:
a.            the due date for payment thereof (whether at maturity or upon an earlier acceleration), or
b.            if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)            who could lawfully avoid (but has not so avoided) such withholding or deduction by complying or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)            who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or

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any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For the purposes of clause (iv) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee. We will indemnify and hold harmless each holder of securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

Canadian tax consequences:
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

U.S. tax considerations:
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. It applies only to those initial holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. This discussion applies only to U.S. holders and non-U.S. holders that will purchase the securities upon original issuance and will hold the securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to holders subject to special rules including accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code.
You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
We intend to treat the interest payments as U.S. source income for U.S. federal income tax purposes.
We will not attempt to ascertain whether the underlying company would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code. If the underlying company were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder. You should refer to any available information filed with the SEC and other authorities by the underlying company and consult your tax advisor regarding the possible consequences to you in this regard, if any.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat your securities as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under “Tax Consequences—United States Taxation—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus) issued by us to you (the “Short-Term Debt Portion”) and (ii) a put option with respect to the underlying stock written by you and purchased by us (the “Put Option”). The balance of this disclosure (except as discussed below under “—Where the Term of Your Notes Exceeds One Year”) assumes this treatment is proper and will be respected for U.S. federal income tax purposes. Pursuant to this treatment, 0.09%

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of each 9.80% interest payment will be treated as an interest payment and 9.71% of each 9.80% interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.
Treatment as an Investment Unit
If your security is properly treated as an investment unit consisting of a Short-Term Debt Portion and Put Option, it is likely that the Short-Term Debt Portion of your securities would be treated as having been issued for the principal amount of the securities (if you are an initial purchaser) and that interest payments on the securities would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be subject to the general rules governing interest payments on short-term debt securities (as described under “Tax Consequences—United States Taxation—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus) and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who so elect) on either a straight-line basis or under the constant-yield method, based on daily compounding. Cash-basis taxpayers (who do not elect to accrue interest currently) would include interest in come upon receipt of such interest. Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call, or maturity of the securities, as discussed below.
If you were to receive a cash payment of the full principal amount of your securities upon the call or maturity of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above. If you were to receive a cash payment upon the maturity of your securities (excluding cash received as an interest payment) of less than the full principal amount of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your securities over the amount that you received upon the maturity of your securities (excluding cash received as an interest payment) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference. The deductibility of capital losses is subject to limitations.
Upon the sale of your securities, you would be required to apportion the value of the amount you receive between the Short-Term Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Short-Term Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Short-Term Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Short-Term Debt Portion (which would generally be equal to the principal amount of your securities if you are an initial purchaser of your securities). Except to the extent attributable to accrued but unpaid interest with respect to the Short-Term Debt Portion, such gain or loss would be short-term capital gain or loss. If you are a cash basis taxpayer and do not elect to accrue interest currently, your adjusted basis in your securities should generally be the purchase price of your securities. If you are an accrual basis holder, or a cash basis holder that elects to accrue interest on your securities currently, your adjusted basis in your securities should generally be the purchase price of your securities increased by the amount of accrued interest and decreased by any interest that is paid in respect of the Short-Term Debt Portion.
Upon your sale of the securities, the amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Short-Term Debt Portion on the date of the sale of your securities is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option. The deductibility of capital losses is subject to limitations.
If, instead of making a cash payment to you, we were to exchange your securities for shares of the underlying stock of equivalent value, the receipt of such stock upon the maturity of your securities would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion

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(which would likely not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your securities. The U.S. federal income tax basis of the shares of stock you receive with respect to each security would equal the principal amount of the security less the amount of payments you received for the Put Option and deferred as described above. The holding period in the shares of stock you receive would begin the day after you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share. The deductibility of capital losses is subject to limitations.
Alternative Characterizations
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the IRS might assert that treatment other than that described above is more appropriate. For example, the IRS might assert that your securities should be treated as a single debt instrument as described in “Tax Consequences—United States Taxation” in the accompanying prospectus. Pursuant to such characterization, the securities would generally be subject to the rules concerning short-term debt instruments as described under the heading “Tax Consequences—United States Taxation—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus. It is also possible that you may be required to include the entire coupon in income when it is received. Further, your Note may be characterized in whole or in part as a notional principal contract or as a different type of derivative contract. In addition, if the term of your securities may exceed one year in the event of a market disruption event, your securities may be treated as notes with a term in excess of one year. In such case, your securities would be subject to the rules described under “—Where the Term of Your securities Exceeds One Year” below.
In addition, the IRS has released a notice that may affect the taxation of holders of “prepaid forward contracts” and similar instruments. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of such instruments should be required to accrue ordinary income on a current basis. While it is not clear whether the securities would be viewed as similar to such instruments, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.
You should consult your tax advisor as to the tax consequences of possible alternative characterizations of the securities for U.S. federal income tax purposes.
Where the Term of Your Securities Exceeds One Year
General
The following discussion applies only to securities treated as having a term in excess of one year, for example, as a result of a market disruption event. In the opinion of our counsel, Morrison & Foerster LLP, it would be reasonable to treat such securities as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the Reference Asset written by you and purchased by us (the “Put Option”). The balance of this section (“—Where the Term of Your securities Exceeds One Year”) assumes this treatment would be proper and would be respected for U.S. federal income tax purposes.
Treatment as an Investment Unit
If your securities are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of your securities would be treated as having been issued for the principal amount of the securities (if you are an initial purchaser) and that interest payments on the securities would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be included in income in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call or maturity of the securities, as discussed below.
If you were to receive a cash payment of the full principal amount of your securities upon the call or maturity of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option

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and deferred as described above. If you were to receive a cash payment upon the maturity of your securities (excluding cash received as a coupon) of less than the full principal amount of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your securities over the amount that you received upon the maturity of your securities (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference. The deductibility of capital losses is subject to limitations.
Upon the sale of your securities, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your securities if you are an initial purchaser of your securities). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your securities is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option. The deductibility of capital losses is subject to limitations.
If, instead of making a cash payment to you, we were to exchange your securities for shares of the underlying stock of equivalent value, the receipt of such stock upon the maturity of your securities would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your securities. The U.S. federal income tax basis of the shares of stock you receive with respect to each security would equal the principal amount of the security less the amount of payments you received for the Put Option and deferred as described above. The holding period in the shares of stock you receive would begin the day after you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share. The deductibility of capital losses is subject to limitations.
Alternative Characterizations
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the IRS might assert that treatment other than that described above is more appropriate.
For example, it is possible that the securities could be treated as a single debt instrument subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the Securities. You would recognize gain or loss upon the sale, call, or maturity of the securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in the securities. In general, your adjusted basis in the securities would be equal to the amount you paid for the securities, increased by the amount of interest you previously accrued with respect to the securities. Any gain you recognize upon the sale, call, or maturity of the securities would generally be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous

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taxable years with respect to the securities, and thereafter would be capital loss. The deductibility of capital losses is subject to limitations.
If your security is treated as a contingent payment debt instrument and you purchase your security in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your security, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in U.S. Treasury Department regulations governing contingent payment debt instruments. Accordingly, if you purchase your security in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.
In addition, the IRS has released a notice that may affect the taxation of holders of “prepaid forward contracts” and similar instruments. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of such instruments should be required to accrue ordinary income on a current basis. While it is not clear whether the securities would be viewed as similar to such instruments, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is possible that the IRS could seek to characterize the securities in a manner that results in tax consequences to you that are different from those described above. For example, it is possible that you may be required to include the entire interest payment into income when it is received. It is also possible that the securities may be characterized in whole or in part as a notional principal contract or as a different type of derivative contract. You should consult your tax advisor as to the tax consequences of possible alternative characterizations of the securities for U.S. federal income tax purposes.
Backup Withholding and Information Reporting
Payments made with respect to the securities and proceeds from the call, sale or maturity of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the IRS or allowed as a credit against the holder’s U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the IRS.
Reports will be made to the IRS and to holders that are not exempted from the reporting requirements.
Non-U.S. Holders
The following discussion applies to non-U.S. holders of the securities. You are a non-U.S. holder if you are a beneficial owner of a security and are for U.S. federal income tax purposes a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
As discussed above, the U.S. federal income tax treatment of the securities is uncertain and withholding agents may withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) in respect of interest payments made on the securities to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. Payments made with respect to the securities to non-U.S. holders may not be subject to U.S. federal income or withholding tax provided that (i) the non-U.S. holder does not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) the non-U.S. holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and (iv) the non-U.S. holder complies with applicable certification requirements (which generally may be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form). To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form).  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the interest payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such interest payments.  No assurance can be provided on the proper characterization of the interest

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payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders must consult their tax advisors in this regard.
If you do not hold your securities through an account with Royal Bank or its affiliates, the institution through which you hold the securities may determine to withhold U.S. federal income tax in respect of interest payments made on the securities as described above.
Except as discussed below, you will generally not be subject to U.S. federal income or withholding tax on any gain upon the sale or maturity of the securities, provided that (i) you comply with applicable certification requirements, which certification may be made on Form W-8BEN or W-8BEN-E (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, (ii) your gain is not effectively connected with your conduct of a U.S. trade or business, and (iii) if you are a non-resident alien individual, you are not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities. In the case of (ii) above, you generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if you were a U.S. holder and, if you are a corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to you may be subject to information reporting and to backup withholding unless you comply with applicable certification and identification requirements as to your foreign status.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS  intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying stock or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an underlying stock or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, or if we or the institution through which you hold the securities determine withholding is appropriate under current law, we or such institution will withhold tax at the applicable statutory rate. We will not be required to pay any additional amounts in respect of such withholding. Prospective investors should consult their own tax advisors in this regard.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the securities.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments of interest (and OID), dividends, or other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and

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provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with the legislation. In addition, the securities may constitute a “financial account” for these purposes and, thus, may be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
If we determine withholding is appropriate with respect to the securities, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

Use of proceeds and hedging:
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make a payment at maturity of the securities. The initial public offering price of the securities includes the underwriting discount and commission and the estimated cost of hedging our obligations under the securities.

Employee Retirement Income Security Act:
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”
Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by or with the assets of a Plan, and with respect to which Royal Bank of Canada or any of its affiliates is a ‘‘party in interest” or a “disqualified person,” unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for

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the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

Supplemental information regarding plan of distribution; conflicts of interest:
Pursuant to the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the securities from Royal Bank of Canada for distribution to Morgan Stanley Wealth Management. RBCCM will act as agent for the securities and will receive a fee of $2.00 per $1,000 stated principal amount and will pay to Morgan Stanley Wealth Management a fixed sales commission of $1.00 for each of the securities they sell. Of the amount per $1,000 stated principal amount received by RBCCM, RBCCM will pay Morgan Stanley Wealth Management a structuring fee of $1.00 for each security. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.
Morgan Stanley Wealth Management may reclaim selling concessions allowed to individual brokers within Morgan Stanley Wealth Management in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the securities distributed by those brokers.
Delivery of the securities will be made against payment for the securities on October 6, 2020, which is the third business day following the pricing date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.
The value of the securities shown on your account statement may be based on RBCCM’s estimate of the value of the securities if RBCCM or another of our affiliates were to make a market in the securities (which it is not obligated to do).  That estimate will be based on the price that RBCCM may pay for the securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately six months, the value of the securities that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the securities at that time.  This is because the estimated value of the securities will not include the agent’s commission and our hedging costs and profits; however, the value of the securities shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the securities.  This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After this period, if RBCCM repurchases your securities, it expects to do so at prices that reflect its estimated value.
Each of RBCCM, Morgan Stanley Wealth Management and any other broker-dealer offering the securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the securities to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive

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2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or the U.K. has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or the U.K. may be unlawful under the PRIIPs Regulation.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying stock. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate, rather than the secondary market rate, along with the fees and expenses associated with structured notes, reduced the initial estimated value of the securities at the time their terms were set. Unlike the estimated value that is set forth on the  cover page of this pricing supplement, any value of the securities determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the securities than if our initial internal funding rate were used.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the original issue date with RBCCM or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the underlying stock, and the tenor of the securities. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate, the underwriting commission and the hedging-related costs relating to the securities reduced the economic terms of the securities to you and resulted in the initial estimated value for the securities on the pricing date being less than their public offering price. See “Risk Factors—The initial estimated value of the securities is less than the price to the public” above.

Where you can find more information:
Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-688-2301.
You should read this document together with the prospectus dated September 7, 2018, as supplemented by the prospectus supplement dated September 7, 2018 relating to our Senior Global Medium-Term Notes, Series H, of which these securities are a part. Capitalized terms used but not defined in this document will have the meanings given to them in the prospectus supplement. In the event of any conflict, this document will control. The securities vary from the terms described in the prospectus supplement in several important ways. You should read this document carefully.
This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated September 7, 2018 and in this document, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

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You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
Prospectus dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005973/l96181424b3.htm
Prospectus Supplement dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005975/f97180424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

Validity of the securities:
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes and limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 7, 2018, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated September 7, 2018.

In the opinion of Morrison & Foerster LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 7, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated September 7, 2018.

Terms incorporated in the master note:
All of the terms in “Summary Terms” (except the item captioned “Commissions and issue price”) and the terms above the item captioned “Use of proceeds and hedging” in “Additional Information About the Securities” of this pricing supplement, and the definition of “business day” on page S-27 of the prospectus supplement.

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